As filed with the Securities and Exchange Commission on June 15, 2017

Registration No. 333-206353

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUTURE FINTECH GROUP INC.

(Exact name of registrant as specified in its charter)

Florida	98-0222013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

 16F, National Development Bank Tower
No. 2, Gaoxin 1st Road, Xi’an, PRC

710075

86-29-88377161

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

CT Corporation System

818 West Seventh Street

Los Angeles, CA 90017

(213) 627 8252

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Jeffrey Li

Peter B. Cancelmo

Chelsea Anderson

Garvey Schubert Barer

Flour Mill Building
1000 Potomac Street NW, Suite 200
Washington, D.C. 20007-3501

(202) 965-7880

Approximate date of commencement of proposed sale to the public:   Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, as amended, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-3 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (No. 333-206353) of Future FinTech Group Inc. (the “Company”) declared effective by the Securities and Exchange Commission on February 17, 2017 (the “Registration Statement”) registering $100,000,000 in securities of the Company, including common stock, preferred stock, debt securities, warrants, rights and units, or any combination thereof, to be offered and sold by the Company from time to time (the “Securities”). This Post-Effective Amendment is being filed to terminate the Registration Statement and deregister all unsold Securities of the Company that were registered under the Registration Statement. The Company hereby removes from registration by means of this Post-Effective Amendment any Securities that remain unsold under the Registration Statement as of the date hereof and terminates the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xi’an, Province of Shaanxi, PRC, on June 15, 2017.

FUTURE FINTECH GROUP INC.

By:	/s/ Hongke Xue
Hongke Xue
Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Title	Date

/s/ Yongke Xue
Yongke Xue	June 15, 2017
Director

/s/ Hanjun Zheng
Hanjun Zheng	June 15, 2017
Interim Chief Financial Officer
(principal financial officer and accounting officer)

/s/ Hongke Xue
Hongke Xue, Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	June 15, 2017

/s/ Guolin Wang*
Guolin Wang, Director	June 15, 2017

/s/ Johnson Lau*
Johnson Lau, Director	June 15, 2017

/s/ Fuyou Li*
Fuyou Li, Director	June 15, 2017

*Signed by Yongke Xue pursuant to his power-of-attorney.